                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                         EXCHANGE ACT OF 1934 (AMENDMENT



Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]      Preliminary Proxy Statement                 [_]      Confidential, for Use of the Commission Only
                                                              (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[_]      Definitive Additional Materials

[_]      Soliciting Material Proxy Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         PARAVANT COMPUTER SYSTEMS, INC.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------


         (2)      Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------


         (5)      Total fee paid:

         -----------------------------------------------------------------------

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         -----------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------


         (3)      Filing Party:

         -----------------------------------------------------------------------


         (4)      Date Filed:

         -----------------------------------------------------------------------

                         PARAVANT COMPUTER SYSTEMS, INC.

                            1615A WEST NASA BOULEVARD
                            MELBOURNE, FLORIDA 32901

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 March 12, 1998

To the Shareholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Paravant Computer Systems, Inc. (the "Company") will be held at the Melbourne Beach Hilton Oceanfront Hotel, 3003 U.S. Highway A1A, Indialantic, Florida 32903, on March 12, 1998 at 10:00 A.M. (local time) for the following purposes:

          1. to elect five (5) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;
          2. to approve an amendment to the Company's Incentive Stock Option
Plan;
          3. to approve an amendment to the Company's Nonemployee Directors' Stock Option Plan; and
          4. to transact such other business as may properly be brought before the meeting or any adjournment thereof.
         The Board of Directors has fixed January 14, 1998 as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting or any adjournments or postponements thereof, and only shareholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

         A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997 IS ENCLOSED HEREWITH.

         You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.

                                            By Order of the Board of Directors,

                                            William R. Craven

                                            Secretary

Melbourne, Florida
January 28, 1998

                             YOUR VOTE IS IMPORTANT.

THE ATTACHED PROXY STATEMENT SHOULD BE READ CAREFULLY. SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE COMPANY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON THOUGH YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                         PARAVANT COMPUTER SYSTEMS, INC.

                            1615A WEST NASA BOULEVARD
                            MELBOURNE, FLORIDA 32901

                           P R O X Y S T A T E M E N T
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 12, 1998

     This Proxy Statement is being furnished to shareholders by the Board of Directors of Paravant Computer Systems, Inc. (the "Company" or "PCS"), in connection with the solicitation of the accompanying proxy (each a "Proxy" and collectively, "Proxies") for use at the annual meeting to be held at the time and place shown in the attached Notice of Annual Meeting of Shareholders and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the accompanying Proxy together with the Annual Report will first be sent or given to shareholders on approximately January 29, 1998.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

RECORD DATE AND VOTING SECURITIES

         The record date for the determination of holders of common stock, par value $0.015 per share, of the Company ("Common Stock") who are entitled to notice of and to vote at the Annual Meeting is January 14, 1998 (the "Record Date"). As of the Record Date 8,002,710 shares of Common Stock were outstanding. Holders of record of Common Stock as of the Record Date will be entitled to one vote for each share held on each matter to be acted upon. A majority of all shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of determining the presence of a quorum for transacting business, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which brokers or nominees do not have discretionary power) will be treated as shares that are present but have not voted.

VOTING OF PROXIES

         Shares represented by properly executed Proxies, if returned in time and not revoked, will be voted in accordance with the directions contained therein. If no direction is given in the Proxy, the shares represented thereby will be voted: (i) for the election as directors of the five (5) nominees named herein; (ii) for approval of the proposed amendment to the Company's Incentive Stock Option Plan; (iii) for approval of the proposed amendment to the Company's Nonemployee Directors' Stock Option Plan; and (iv) on any other matter that may properly be brought before the Annual Meeting in accordance with the judgment of the person or persons voting such Proxies.

         The execution of a Proxy will in no way affect a shareholders's right to attend the Annual Meeting and to vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting, or if the shareholder attends the Annual Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Any later dated Proxies will revoke Proxies submitted earlier.

SOLICITATION OF PROXIES

         The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and regular employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

         The following table sets forth, as of the Record Date, the beneficial ownership of shares of Common Stock by (i) each person who is known to the Company to own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company and each executive officer of the Company listed in the Summary Compensation Table and (iii) all of the Company's officers and directors as a group:


                                                                                                    PERCENTAGE OF
                                                              AMOUNT AND NATURE OF             OUTSTANDING SHARES
NAME AND ADDRESS OF BENEFICIAL OWNERS(1)                      BENEFICIAL OWNERSHIPS(2)                OWNED(3)
----------------------------------------                      ------------------------                --------
Krishan K. Joshi(4)(5)                                                 2,235,468                     27.9%
Richard P. McNeight(5)                                                 1,031,145                     12.9%
William R. Craven(5)                                                     511,984                      6.4%
Michael F. Maguire(5)                                                     29,000                       * %
John P. Singleton(5)                                                      61,500                       * %
Lary J. Beaulieu(5)                                                      226,202                      2.8%
Kevin J. Bartczak(5)                                                      35,000                        *%
All officers and directors as a group (7 persons) (4)(5)               3,684,451                     46.0%
------------------------------

*        Less than 1%

(1) The address of each such person is c/o Paravant Computer Systems, Inc., 1615A West Nasa Blvd., Melbourne, Florida 32901.
(2) A person is deemed the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this Proxy Statement have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
(3) Based on 8,002,710 shares of Common Stock outstanding on the Record Date, January 14, 1998, and with respect to each holder of options or warrants exercisable within 60 days, the shares represented by such options or warrants.
(4) Includes 2,191,854 shares of Common Stock held by UES Florida, Inc. ("UES Florida"), a wholly owned subsidiary of UES, Inc. ("UES"). Mr. Joshi, Chairman and Chief Executive Officer of the Company, is the Chairman and a director of UES, of which he owns 58% of the shares of its common stock and which, as a result, he controls. With respect to the 2,191,854 shares held by UES Florida, 445,848 of such shares are subject to an option granted by UES Florida to Mr. Joshi. Both UES and UES Florida have offices at 4402 Dayton-Xenia Road, Dayton, OH 45432.
(5) Includes options obtained from UES Florida covering 148,617 shares for Mr. McNeight, 297,231 shares for Mr. Craven and 445,848 shares for Mr. Joshi. Includes options granted under the Company's Incentive Stock Option Plan, as amended (the "Incentive Plan"), covering 193,334 shares for Mr. McNeight, 53,334 shares for Mr. Craven, 40,000 shares for Mr. Beaulieu and 35,000 shares for Mr. Bartczak, options for 188,050 shares of Common Stock granted to Mr. McNeight and 5,032 shares of Common Stock granted to each of Mr. Craven and Mr. Beaulieu under a nonqualified stock option plan which plan has been terminated, options granted under the Nonemployee Directors' Stock Option Plan (the "Directors' Plan") covering 15,000 shares for Mr. Maguire and 7,500 shares for Mr. Singleton, other nonqualified special stock options covering 8,000 shares for each of Messrs. Maguire and Singleton granted on November 20, 1997, all of which options are currently exercisable and warrants held by Mr. Singleton which are presently exercisable for 25,000 shares. Excludes options granted under the Incentive Plan covering
                                       -2-

         84,666 shares for Mr. McNeight, 59,666 shares for Mr. Craven, 38,000 shares for Mr. Beaulieu, 25,000 shares for Mr. Bartczak and 30,000 shares for other officers and directors, all of which options are not exercisable within 60 days of the date of this Proxy Statement.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         At the Annual Meeting, the shareholders will elect the five (5) directors to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. The Board of Directors has designated the five individuals whose names are set forth below as nominees for election as directors. Unless otherwise specified, Proxies will be voted in favor of such nominees. The Board of Directors believes that each such nominee will be available to serve as a director. If any of such nominees should become unavailable for election at the Annual Meeting it is intended that votes will be cast pursuant to the Proxies for such substitute nominees as the Board of Directors may designate unless the Board of Directors reduces the number of directors.

NOMINEES FOR ELECTION AS DIRECTORS

         The following persons, all of whom are presently serving as directors, have been designated by the Board of Directors as nominees for election as directors at the Annual Meeting. Each of such persons was elected to the Board of Directors by the shareholders except Mr. Singleton who was appointed as a director by the Board of Directors on November 20, 1997. The name of each nominee and the year in which he began his service as a director is set forth below.

                           NAME OF NOMINEE                                    DIRECTOR SINCE
                           ---------------                                    --------------
                           Krishan K. Joshi                                     1989
                           Richard P. McNeight                                  1994
                           William R. Craven                                    1994
                           Michael F. Maguire                                   1995
                           John P. Singleton                                    1997

         Additional information concerning the nominees is set forth under "Directors and Executive Officers" in a following section of this Proxy Statement.

APPROVAL BY SHAREHOLDERS

         The directors are to be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE NOMINEES IDENTIFIED ABOVE AS DIRECTORS OF THE COMPANY.

DIRECTORS AND EXECUTIVE OFFICERS

         The following information identifies and provides the indicated information with respect to each of the directors and executive officers of the Company.


                                    PRESENT POSITION(S)                PRINCIPAL OCCUPATION OR   DIRECTOR
NAME                       AGE      WITH THE COMPANY                   EMPLOYMENT, IF DIFFERENT
----                       ---      -------------------                -----------------------------------
Krishan K. Joshi           60      Chairman, Chief Executive           Chairman and President of
                                    Officer and Director(1)(2)         UES, Inc. (technology
                                                                       development company)

Richard P. McNeight        47       President, Chief Operating
                                    Officer and Director(3)

William R. Craven          49       Vice President of
                                    Marketing, Director and
                                    Secretary

Michael F. Maguire         71       Director(3)(4)                     President, Maguire
                                                                       Investment Management, Inc.

John P. Singleton          61       Director                           President, Singleton and
                                                                       Associates

Lary J. Beaulieu           50       Vice President of Engineering

Kevin J. Bartczak          44       Vice President, Chief Financial
                                    Officer, Treasurer and Assistant
                                    Secretary
------------------------------

(1)      Member of Compensation Committee
(2)      Trustee for Profit Sharing Plan
(3)      Member of Audit committee
(4)      Member of Stock Option committee

         Krishan K Joshi. From 1976 to date, Mr. Joshi has served as founder, chairman and president of UES, a technology development company. Following the acquisition of a controlling interest in the Company by UES in December of 1989, he became Chairman, Chief Executive Officer and President of the Company. However, in April 1994, he resigned as President of the Company and continues to serve as Chairman and Chief Executive Officer. Mr. Joshi spends less than 20% of his time on Company affairs. He has also been Chairman of Astro Industries, Inc., a manufacturer and distributor of aerospace wire and cable products, since August 1980. He holds a Bachelor of Science degree in Mathematics and Physics from Punjab University in India; a Bachelors degree in Aeronautical and Astronautical Engineering from Ohio State University and Master of Science degree in Engineering from the University of Dayton, Ohio; and has engaged in Doctoral studies in Mechanical Engineering at the University of Cincinnati.

         Richard P. McNeight. From 1984 until June 1994, Mr. McNeight served as a Vice President and General Manager of the Company. He was appointed President of the Company in June 1994. From 1982 to 1984, he was employed by Siemen's Corporation as a senior member of its systems engineering staff. From 1972 to 1982, he worked for ITT's North Telecommunications Division in several positions as a software engineering director and manager and engineer. Mr. McNeight holds a Bachelors degree in Applied Science/Engineering from the University of Wisconsin and a Masters degree in Computer Information/Control Engineering from the University of Michigan.

         William R. Craven. Mr. Craven joined the Company in September 1991 as a Vice President in charge of Marketing and has served in that capacity continually to the present. From 1990 to 1991, he was employed as a Vice President of Marketing for Telxon Corp., a manufacturer of hand-held computers and software systems. From 1982 to 1990, he served as a Vice President of Mead Corp., a manufacturer of paper products and provider of electronic services, in a variety of positions, including marketing, product development and joint ventures. For three years during that period, he acted as President of Seiko Mead Company, a Japanese-American joint venture established to manufacture color computer printers and copiers. He was employed as a Director of Marketing by Gentech Industries, a manufacturer of packaging materials and systems, from 1979 to 1982. He also served as Sales and Product Managers for Champion International, a manufacturer of paper products, from 1971 until 1979. Mr. Craven holds a Bachelor of Science degree in Physics and Mathematics from Birmingham Southern College.

         Michael F. Maguire. Since 1986, Mr. Maguire has been employed as President of Maguire Investment Management, Inc., a consulting firm founded by him. From 1973 through 1986, he was an officer of Harris Corp., a computer manufacturer, attaining the position of senior vice president. From 1962 to 1973, Mr. Maguire served in various capacities with Perken Elmer, a manufacturer of analytical instruments and life-science systems, including as an engineering manager, vice president, general manager and group vice president. From 1950 to 1962, he held various engineering design and management positions with General Electric, Pratt & Whitney, and Sperry Rand companies. He previously served as a director of Harris Computer Systems Corp., Concurrent Computer Systems Corp., Cyberguard Corp. and Opto Mechanik, Inc. ("OMI"), a manufacturer of electro-optical fire control and assemblies for weapons systems and currently serves as Chairman of the Board of Health First, a not-for-profit integrated health delivery system, located in Melbourne, Florida, and as a director of Health First Health Plan, an HMO. In 1950, Mr. Maguire received a Bachelor of Science degree in electrical engineering from Rensselear Polytechnic Institute and in 1955 a Masters of Science degree from the University of Connecticut.

          John P. Singleton. Since 1996, Mr. Singleton has been employed as President of Singleton and Associates, a computer technology and consulting firm founded by him. From 1992 to 1996, he was Vice President and General Manager of Business Development for IBM/Integrated Systems Solution Corporation. From 1982 to 1992, Mr. Singleton was an officer of Security Pacific Corporation, the fifth largest bank in the United States, attaining the position of Vice Chairman and Chief Operating Officer of the corporation and member of the Office of the Chairman. From 1976 to 1982, he was the Executive Vice President of Data Processing and Bank Operations for the Maryland National Bank. From 1973 to 1976, Mr. Singleton held the position of President and Chief Executive Officer, MISAC for Great Western Finance Corporation, Information Systems Subsidiary. From 1971 to 1973, he was the Senior Vice President of Data Processing and Bank Operations for Security National Bank. From 1969 to 1971, Mr. Singleton was the Chief Operating Officer of the Data Processing Division for the Federal Reserve Board. He is currently a director and chairman of the board's executive committee for IFS, International, an integrated banking solutions company. Mr. Singleton is also a director for Tech-Metrics, Inc. and a board member for the California Angels American League Baseball Team. Mr. Singleton holds a Bachelor of Science degree in Business Management from Arizona State University. Mr. Singleton was appointed to the Board of Directors of the Company on November 20, 1997.
         Lary J. Beaulieu. Since 1988, Mr. Beaulieu has been employed continually by the Company in several capacities, including Director of Engineering, Chief Engineer and Vice President of Engineering. From 1982 to 1988, he served as Manager of Inspection and Service Products, Engineering Manager and New Product Design Manager for Schlumberger Technologies, a manufacturer of service/inspection products. He worked in several engineering positions from 1972 through 1981 for ITT's North Telecommunications Division. He holds Bachelor and Masters of Science degrees in electrical engineering from Tufts University.

         Kevin J. Bartczak. Mr. Bartczak joined the Company as an officer in February 1995. From 1993 to 1995, he served as Chief Financial Officer, Secretary and Director of OMI. On October 14, 1994, OMI filed for protection under Chapter 11 of the U.S. Bankruptcy Code and was subsequently liquidated. Mr. Bartczak was employed from 1987 to 1993 as a division controller of Harsco Corporation, a manufacturer of heavy equipment and land combat systems. From 1984 to 1987, he was also employed as a division controller of General Defense Corporation, a manufacturer and developer of ammunition, radar guidance and weapon systems. Mr. Bartczak served from 1981 to 1984 as a division controller and manager of corporate accounting of Elkem Metal Company, a producer of metal alloys. From 1979 to 1981, he functioned as senior accountant for the Cyclops Corporation, a producer of specialty steel, industrial and residential building products and consumer electronics. As a certified public accountant, he worked as an audit supervisor for Arthur Young & Co. from 1975 to 1979. He holds a Bachelor of Science degree in Business Management from Indiana University of Pennsylvania. Mr. Bartczak serves as Vice President, Treasurer and Chief Financial Officer and Assistant Secretary of the Company.

          During fiscal 1997 the Board of Directors consisted of Messrs. Joshi, McNeight, Craven and Maguire, who continue to serve as directors, and James E. Clifford, who resigned as a director on December 30, 1997. Mr. Clifford had served as a director of the Company since 1995.


MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors of the Company held five meetings during fiscal 1997 and acted by written consent on one occasion. All directors attended 75% or more of the total number of meetings of the Board and of the committees of which they were members.

         The Audit Committee, the Stock Option Committee and the Compensation Committee are the only standing committees of the Board. There is no formal nominating committee; the Board of Directors performs this function.

         The Audit Committee, which was composed of Mr. McNeight, its Chairman, and Messrs. Clifford and Maguire during fiscal 1997, consults with the auditors of the Company and such other persons as the members deem appropriate, reviews the preparations for and scope of the audit of the Company's annual financial statements, makes recommendations as to the engagement and fees of the independent auditors, and performs such other duties relating to the financial statements of the Company as the Board of Directors may assign from time to time. The Audit Committee held one meeting during fiscal 1997.

         The Stock Option Committee, which was composed of Mr. Maguire, its Chairman, and Mr. Clifford during fiscal 1997, has all of the powers of the Board of Directors, including the authority to issue stock or other securities of the Company, in respect of any matters relating to the administration of the Company's stock option plans (other than the grant of options under the Nonemployee Directors' Stock Option Plan). The Stock Option Committee held one meeting during 1997.

         The Compensation Committee, which was composed of Mr. Joshi, its Chairman, and Mr. Clifford during fiscal 1997, reviews with the Board of Directors on a periodic basis existing and proposed compensation plans, programs and arrangements for executive officers and other employees. All recommendations regarding compensation arrangements for Mr. Joshi were made solely by Mr. Clifford. The Compensation Committee held two meetings during fiscal 1997.

DIRECTORS' COMPENSATION

         Each director who is not an employee of the Company was paid $500 for each meeting of the Board of Directors, as well as for each meeting of any committee of the Board of Directors not held on a day during which a meeting of the Board of Directors was held, attended by such director during fiscal 1997. The Company also reimbursed each such director for all reasonable expenses incurred by him in attending meetings. In addition, nonemployee directors of the Company are eligible to participate in the Nonemployee Directors' Stock Option Plan, pursuant to which each nonemployee director is automatically granted (i) upon becoming a director of the Company, an option to purchase 7,500 shares of Common Stock and (ii) each year, on the day of the Company's annual meeting of shareholders, an option to purchase 7,500 shares of Common Stock subject to such shares being available for options under the Plan.

         At the Board of Directors' meeting on November 20, 1997, it was decided that the directors compensation should be increased so that going forward each director who is not an employee of the Company will be paid $1,000 for each meeting of the Board of Directors, and $500 for each meeting of any committee of the Board of Directors not held on a day during which a meeting of the Board of Directors is held. At the November Board meeting non-plan options (options not granted under the Nonemployee Directors Plan but on substantially the same terms) for the purchase of 8,000 shares at $4.25 per share were granted to Messrs. Clifford, Maguire and Singleton.

NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN

         In order to attract and retain the services of members of the Board of Directors who are not employees of the Company (or a subsidiary) ("Nonemployee Directors") and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company, the Company has adopted the Nonemployee Directors' Stock Option Plan (the "Directors' Plan"), pursuant to which stock options covering an aggregate of 45,000 shares of the Company's Common Stock may be granted to Nonemployee Directors. The options granted under the Directors' Plan are "nonqualified options" (i.e., options that do not qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

         Pursuant to the Directors' Plan grants of options for the purchase of 7,500 shares of Common Stock are automatically made to Nonemployee Directors, subject such shares being available for options under the Plan. In accordance with the terms of the Directors' Plan options for the purchase of 7,500 shares at $1.67 per share were granted to each of Messrs. Clifford and Maguire in May, 1996 and options for the purchase of 7,500 shares at $6.00 per share were granted to each of Messrs. Clifford and Maguire in February, 1997. Thereafter, an option for the purchase of 7,500 shares at the then current fair market value of the Common Stock is granted to each other Nonemployee Director upon such Nonemployee Director's initial election or appointment as a Nonemployee Director and at the annual meeting of the Board of Directors immediately following the annual meeting of shareholders, subject, in each case, to such shares being available for options under the Directors' Plan. If an insufficient number of shares remain available for the grant of such options under the Directors' Plan the remaining shares which are available will be granted for such remaining shares prorated among the Nonemployee Directors. Mr. Singleton was granted an option for 7,500 shares at $4.25 per share under the Directors' Plan upon his appointment to the Board on November 20, 1998. If elected as directors at the Annual Meeting, Messrs. Maguire and Singleton will receive options under the Directors' Plan at the meeting of the Board immediately following the Annual Meeting. There is currently an aggregate of only 7,500 shares available for the granting of options under the Directors' Plan. A proposal to amend the Directors' Plan to increase the number of shares available under the Plan will be acted upon at the Annual Meeting. See "Proposal 3: Amendment to Nonemployee Directors' Stock Option Plan" elsewhere in this Proxy Statement.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding the compensation in each of the last three fiscal years of the person who served as the Company's Chief Executive Officer during the fiscal year ended September 30, 1997, and three other executive officers, the only executive officers whose salary and bonus compensation exceeded $100,000 during the fiscal year ended September 30, 1997 (collectively, the "Named Executive Officers").

                                                                               LONG TERM COMPENSATION
                                                                               ----------------------
                             ANNUAL COMPENSATION                             AWARDS             PAYOUTS
                             -------------------                             ------             -------
                                                         OTHER
                                                         ANNUAL   RESTRICTED   SECURITIES
                                                         COMPEN-    STOCK      UNDERLYING     LTIP       ALL OTHER
NAME AND PRINCIPAL      FISCAL                           SATION    AWARD(S)    (OPTIONS-   PAYOUTS(1)  COMPENSATION
      POSITION           YEAR    SALARY ($)   BONUS ($)   ($)       ($)         SARS(#)       ($)          ($)
--------------------   -------    --------    ---------   ---      ----        -------        ---          ---
Krishan K. Joshi(2)     1997      52,000         -0-     -0-      -0-            -0-          -0-           -0-
  Chairman and Chief    1996      52,000         -0-     -0-      -0-            -0-          -0-           -0-
  Executive Officer     1995      45,200         -0-     -0-      -0-            -0-          -0-           -0-

Richard P. McNeight     1997     160,008      40,000     -0-      -0-         40,000        4,117           -0-
  President and         1996     133,473      18,000     -0-      -0-         90,000        1,665           -0-
  Chief Operating       1995     124,241         -0-     -0-      -0-        120,000        1,357           -0-
   Officer

William R. Craven       1997     130,307      30,000     -0-      -0-         25,000        2,764           -0-
  Vice President of     1996     118,038      14,000     -0-      -0-         45,000        1,369           -0-
   Marketing            1995     106,616         -0-     -0-      -0-         15,000        1,357           -0-

Lary J. Beaulieu        1997     103,577      15,000     -0-      -0-         15,000        3,082           -0-
  Vice President of     1996      97,490      10,000     -0-      -0-         30,000        1,205           -0-
 Engineering            1995      98,560         -0-     -0-      -0-         15,000        1,070           -0-

Kevin J. Bartczak       1997     100,170      20,000     -0-      -0-         15,000        3,072           -0-
  Vice President,       1996      87,913      14,000     -0-      -0-         15,000          180           -0-
  Treasurer and Chief   1995      46,770         -0-     -0-      -0-         30,000          -0-           -0-
  Financial Officer
------------------------------

(1)      Represents Company matching funds for 401(k) Profit Sharing Plan.
(2)      Reflects compensation for Mr. Joshi's part-time work for the Company.

OPTION/SAR GRANTS DURING FISCAL YEAR 1997

         The following table provides information related to options granted to the Named Executive Officers during the fiscal year ended September 30, 1997. No stock appreciation rights were issued by the Company during fiscal 1997.

                                                      NUMBER OF        PERCENT OF TOTAL
                                                       SECURITIES       OPTIONS/SARS
                                                       UNDERLYING         GRANTED TO    EXERCISE OR
                                                     OPTIONS/SARS      EMPLOYEES IN      BASE PRICE          EXPIRATION
NAME                                                 GRANTED(#)(1)       FISCAL YEAR      ($/SH)(1)              DATE
----                                                 -------------     ---------------- ------------         ----------
Krishan K. Joshi,
  Chairman and Chief Executive Officer                    ---                 ---            ---                 ---
Richard P. McNeight,
  President and Chief Operating Officer(2)            40,000                19.2%          5.125            11/29/06
William R. Craven,
  Vice President of Marketing(2)                      25,000                12.0%          5.125            11/29/06
Lary J. Beaulieu,
  Vice President of Engineering(2)                    15,000                 7.2%          5.125            11/29/06
Kevin J. Bartczak
   Vice President, Treasurer and Chief Financial
   Officer                                             15,000                7.2%          5.125            11/29/06
------------------------------------

(1) The right to exercise the options is vested over a three-year period from the date of grant in November 1996, with one-third of the options subject to grant to become vested (and consequently exercisable) on each of the first three anniversaries of the date of grant.

(2) Excludes options granted in November 1997 under the Company's Incentive Plan for 150,000 shares at an exercise price of $4.675 per share to Mr. Joshi and for 28,000 shares, 28,000 shares and 18,000 shares of Common Stock granted in November 1997 to Messrs. McNeight, Craven, Beaulieu and Bartczak, respectively, at an exercise price of $4.25 per share.

AGGREGATED OPTION/SAR EXERCISES DURING FISCAL YEAR 1997 AND FISCAL YEAR END OPTION/SAR VALUES

         The following table provides information related to options exercised by the Named Executive Officers during the fiscal year ended September 30, 1997 and the number and value of options and stock appreciation rights held at fiscal year end which are currently exercisable. No options or stock appreciation rights were exercised during the fiscal year ended September 30,1997.

                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                 SHARES                     UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS/SARS
                                ACQUIRED     VALUE          OPTIONS/SARS AT FY-END          AT FY-END($)(1)
NAME                           ON EXERCISE  REALIZED ($)  EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----                           -----------  ------------   -----------  -------------  -----------  -------------
Krishan K. Joshi,
  Chairman and Chief Executive
   Officer                         --          --          445,848          -0-       $1,939,885        $   -0-
Richard P. McNeight,
  President and Chief Operating
  Offier                           --          --          530,001       56,666        1,979,257         74,324
William R. Craven,
  Vice President of Marketing      --          --          355,597       31,666        1,461,220         37,089
Lary J. Beaulieu,
  Vice President of Engineeing     --          --           45,032       20,000          138,381         25,420
Kevin J. Bartczak,
   Vice President, Treasurer and
Chief Financial Officer            --          --           35,000       25,000          107,330         53,665
------------------------------

(1) The values of Unexercised-in-the-Money Options/SARs represents the aggregate amount of the excess of $4.50, the closing sales price for a share of Common Stock (as adjusted to give effect to the Stock Split) on September 30, 1997, over the relevant exercise price of all "in-the-money" options held on such date. Excludes options for 28,000 shares, 28,000 shares and 18,000 shares of Common Stock granted in November 1997 to Messrs. McNeight, Craven and Beaulieu, respectively, under the Company's Incentive Plan at an exercise price of $4.25 per share.

INCENTIVE STOCK OPTION PLAN

         Under the Company's Incentive Stock Option Plan, as amended (the "Incentive Plan"), options to purchase a maximum of 1,455,000 shares of its Common Stock may be granted to officers, directors and other key employees of the Company. Options granted under the Incentive Plan are intended to qualify as incentive stock options as defined in the Internal Revenue Code.

         The Incentive Plan is administered by the Board of Directors and the Stock Option Committee, which determines which persons are to receive options, the number of options granted and the exercise prices thereof. In the event, an optionee voluntarily terminates his employment with the Company, the optionee generally has the right to exercise his accrued options within five days prior to such termination. If an optionee's employment is involuntarily terminated, other than because of death, he has the right to exercise his accrued option within thirty days of such termination. Upon death, the optionee's estate or heirs have one year to exercise said optionee's accrued options. The maximum term of any option is generally ten years, and the option price per share may not be less than the fair market value of the Company's shares at the date the option is granted. However, options granted to persons owning more than 10% of the Company's voting shares may not have a term in excess of five years, and the option price per share may not be less than 110% of fair market value. The Company may redeem any accrued but unexercised option held by an optionee by paying him the difference between the option exercise price and the then fair market value.

         If the aggregate fair market value of the shares of Common Stock (determined at the time the option is granted) with respect to which incentive stock options are exercisable for the first time by such optionee during any calendar year (under all such plans) exceeds $100,000, then only the first $100,000 of such shares so purchased will be treated as incentive options and any excess over $100,000 so purchased shall be treated as options which are not incentive stock options. This rule shall be applied by considering options in the order or sequence in which they are granted. Options must be granted within ten years from the effective date of the Incentive Plan.

         Options granted under the Incentive Plan are not transferable other than by will or by the laws of descent and distribution. Options granted under the Incentive Plan are protected by antidilution provisions increasing the number of shares issuable thereunder and reducing the exercise price of such option, under certain conditions. The Incentive Plan will terminate on December 22, 2004 or on such earlier date as the Board of Directors may determine. Any option outstanding at the termination date will remain outstanding until it expires or is exercised in full, whichever occurs first. As of January 14, 1998, options to acquire an aggregate of 1,227,965 shares of the Company's Common Stock at exercise prices ranging from $0.72 per share to $5.13 per share had been granted under the Incentive Plan to key employees and directors (including options to purchase 150,000 shares of Common Stock at an exercise price of $4.675 per share granted to Mr. Joshi; options to purchase 120,000 shares of Common Stock at an exercise price of $0.79 per share, 90,000 shares of Common Stock at an exercise price of $1.47 per share, and 40,000 shares of Common Stock at an exercise price of $5.13 per share and 28,000 shares at an exercise price of $4.25 per share, granted to Mr. McNeight; options to purchase 15,000 shares of Common Stock at an exercise price of $0.72 per share, 45,000 shares of Common Stock at an exercise price of $1.33 per share, 25,000 shares of Common Stock at an exercise price of $5.13 per share and 28,000 shares at an exercise price of $4.25 per share, granted to Mr. Craven; and options to purchase 15,000 shares of Common Stock at an exercise price of $0.72 per share, 30,000 shares of Common Stock at an exercise price of $1.33 per share, 15,000 shares of Common Stock at an exercise price of $5.13 per share and 18,000 shares at an exercise price of $4.25 per share, granted to Mr. Beaulieu). In the case of options granted under the Incentive Plan to employees, such options vest and are exercisable at a rate no greater than 33 1/3% each continuous year in which the employee is employed on a full time basis by the Company. A proposal to amend the Incentive Plan to increase the number of shares available under the Plan will be acted upon at the Annual Meeting. See "Proposal 2: Amendment to Incentive Stock Option Plan" elsewhere in this Proxy Statement.

401(k) PROFIT SHARING PLAN

         The Company's 401(k) Profit Sharing Plan (the "PSP") is qualified under Sections 401(a) and 401(k) of the Code. The effective date of the PSP is January 1, 1990. This plan is administered under a Trust and two of the Company's directors are currently serving as its trustees. All employees of the Company who are 21 years or older, including its executive officers, are eligible to participate in this plan after three months of employment.

         Under the PSP, participating employees have the right to elect that their contributions to this plan be made from deductions from the compensation owed to them by the Company in an amount up to 15% of their compensation per annum, not to exceed $9,500 in each of 1996 and 1997. In addition, the Company, in its discretion, may make contributions to this plan of up to 1% of the participant's annual compensation. Participating employees are entitled to full distribution of their share of the Company's contribution under this plan upon their death or total disability or when they reach retirement age (i.e., 65 years of age). If a participating employee's employment is terminated earlier, such employee's share of the Company's contributions will depend upon the employee's number of years of employment with the Company. All employees are entitled to receive 50% and 100%, respectively, of the Company's contributions upon completion of 1 and 2 years of employment, respectively.

         All participating employees have the right to receive 100% of their own contributions to the PSP upon any termination of employment. Apart from the Company's and employees' contributions, they may receive investment earnings relating to the funds in their account under this plan.

DESCRIPTION OF EMPLOYMENT AGREEMENTS, SEVERANCE ARRANGEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

         In September 1997 the Company entered into new employment agreements with its executive officers, Messrs. McNeight, Craven, Bartczak and Beaulieu providing for annual salaries at their then existing rates, $157,300, $133,100, $100,000 and $100,011, respectively. The agreement with Mr. McNeight will terminate on December 31, 1999 and the agreements with each of the other executive officers will terminate on December 31, 1998. The agreement with Mr. McNeight and the agreements with each of the other executive officer provide for disability payments for twelve (12) months and six (6) months, respectively. Each of the agreements provides for severance pay of full compensation, for two
(2) years in the case of Mr. McNeight and for one (1) in the case of each of the other executive officers, in the event of termination of employment by the Company without cause. Each of the agreements also provides for immediate vesting of granted but unvested stock options and other benefits to the extent permitted under the Internal Revenue Code in the event of termination of employment by the Company without cause, due to disability, or in the case of a change of control (defined to include a sale, merger of combination wherein the resulting entity controls 33% or more of the voting stock and there is more than a 50% change in the composition of the Board). Each of the agreements also includes a covenant not to compete which precludes engaging in the design, manufacture or sale of rugged computers within the United States after the term of employment for a period of two (2) years in the case of Mr. McNeight and a period of one (1) year in the case of each of the other executive officers; provided, however, in the case Mr. McNeight, if his termination is by the Company without cause or due to a change of control his noncompetition covenant shall become null and void, except that it shall remain in effect so long as the Company is required under the agreement to pay severance to him and is making such payments. Each of the new agreements contemplates that the term of employment thereunder and certain other terms thereof will be reviewed at the first Board meeting in each fiscal year for the succeeding calendar year.

         On November 20, 1997, the first Board meeting of the fiscal year to be ended September 30, 1998, the Board approved a one (1) year extension of the term of employment and a salary increase of 10% under each of the new employment agreements referred to above.

                              CERTAIN TRANSACTIONS

         Under the Company's $4,000,000 line of credit with National City Bank in Dayton, Ohio, Krishan K. Joshi, the Company's Chairman, and UES, a company controlled by Mr. Joshi which presently indirectly owns approximately 27.5% of the Company's outstanding Common Stock, each guaranteed all amounts outstanding under such line of credit. Similar guarantees involving Mr. Joshi and UES were required for earlier loan arrangements between the Company and such bank. Upon completion of the IPO, such guarantees were terminated. Mr. Joshi and UES may be deemed to have benefitted from the elimination of such guarantees.
         Beaver Creek Enterprises, an Ohio partnership among certain UES employees, including Mr. Joshi, owns a three bedroom residential condominium in Melbourne, Florida, consisting of approximately 1,450 square feet. The partnership rents this apartment to the Company at $1,000 per month ($750 per month until July 1, 1996), that includes its apportioned real estate taxes, pursuant to a month to month lease arrangement. For the fiscal years ended September 30, 1997 and 1996, the Company paid such partnership $12,000 and $9,750, respectively, for the use of such condominium. This apartment is used to house the Company's executives, including Messrs. Craven and Joshi, when they are visiting the Company's headquarters, as well as select customers.

         In December 1991, Messrs. McNeight, Craven and Joshi were granted options covering 148,617 shares, 297,231 shares and 445,848 shares, respectively, of the Company's Common Stock held by UES Florida, a subsidiary of UES and an affiliate of the Company, each at an adjusted exercise price of $.15 per share. In November 1993, Mr. McNeight was granted options to purchase 5,032 shares of the Company's Common Stock at an adjusted exercise price of $0.24 per share under a non-qualified stock option plan previously maintained by the Company, which has since been terminated, and, in November 1994, Mr. McNeight was granted options under such plan to purchase 183,018 shares of the Company's Common Stock at an adjusted exercise price of $.72 per share. The exercise prices of the foregoing options granted in 1991, 1993 and 1994 approximated the estimated market value of the shares of Common Stock on the date of grant.

         In March 1996, UES Florida and Messrs. McNeight and Craven and another shareholder sold an aggregate of 925,743 shares of Common Stock to private investors at a purchase price of $1.33 per share ("March 1996 Stock Purchase"). (Of the shares sold, UES Florida and Messrs. McNeight and Craven sold 745,743, 90,000, and 30,000 shares, respectively.) In connection with these transactions, UES Florida, Messrs. McNeight and Craven and such other shareholder loaned to the Company in April 1996, for working capital purposes, the sums of $646,294, $78,000, $26,000 and $52,000, respectively, or an aggregate of $802,294 of the proceeds realized from such sales, at an interest rate of 6% per annum. Such amounts, plus accrued interest thereon, was repaid following the consummation of the IPO with a portion of the IPO proceeds. At or following the time of the March 1996 Stock Purchase, the private investors purchased an additional 155,322 shares from two other stockholders of the Company. In order to induce the investors to purchase shares of Common Stock of the Company and thereby provide UES Florida, Messrs. McNeight and Craven and the other shareholder lender with funds which they loaned to the Company, the Company granted to the investors certain "piggyback" registration rights to have their Common Stock registered under the Securities Act of 1933, as amended. Accordingly, all 1,081,065 shares of Common Stock acquired by the private investors were included in the registration statement relating to the IPO.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires officers and directors of the Company and holders of more than 10% of the Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission within certain time periods and to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports furnished to the Company by such Reporting Persons or on written representations that no reports on Form 5 were required, the Company believes that all filings required to be made by the Reporting Persons were made on a timely basis during the fiscal year ended September 30, 1997.

                                LEGAL PROCEEDINGS

         In March 1996, the Company's former counsel, Cascone & Cole, rendered an invoice to the Company in the amount of approximately $365,000 for legal fees and expenses to which such counsel claimed to be entitled in connection with its representation of the Company for both general corporate services and services relating to the IPO. As the Company had made prior payments to such counsel of $130,000, the net amount claimed to be due was approximately $235,000. The Company has contested the invoice and accrued an estimate for the settlement, if any, of these fees. On March 27, 1996, Cascone & Cole filed an action in the Supreme Court of the State of New York, County of New York, entitled Cascone & Cole v. Paravant Computer Systems, Inc., Victor M. Wang, Duke & Company, Inc., Dean Petkanas and Eagle Group Incorporated (Index No. 96601634), against the Company, the underwriter of the Company's IPO (the "Underwriter"), and certain other defendants alleging, among other things, breach of contract, failure to pay attorneys' fees, fraud, copyright infringement and defamation by the Company in connection with the aforementioned services, as well as claiming a finder's fee with respect to the Underwriter's relationship with the Company. Plaintiff has filed an amended complaint increasing its claim for legal services from approximately $365,000 to approximately $415,000, claiming there is a balance due of $280,882 for legal services. Plaintiff is also seeking punitive damages of $1 million and costs. The Company has filed an answer denying the allegations made by plaintiff and has asserted defenses and counterclaims against the plaintiff seeking, among other things, recovery of amounts paid to plaintiff as well as punitive damages and court costs.

         On September 18, 1996, a former controller of the Company filed an action in the Circuit Court of the State of Florida, Brevard County, entitled Christopher R. Exley v. Paravant Computer Systems, Inc., Richard P. McNeight, William R. Craven, UES of Florida, Inc. and Krishan K Joshi (Case No. 96-15091
CA), against the Company and certain of its officers, directors and principal stockholders, alleging, among other things, retaliatory personnel actions by the defendants. Plaintiff alleges that he was improperly terminated in December 1994 because of his refusal to account for certain transactions in a specified manner. Plaintiff is seeking damages in the amount of approximately $1 million, plus fees and costs. The company has filed a motion to dismiss the plaintiff's amended complaint.

         The Company will vigorously defend itself in these matters. Management of the Company believes that the ultimate resolution of these matters will not have a material adverse effect on the Company.

         The Company is not a party to or involved in any other pending legal proceedings.

              PROPOSAL 2: AMENDMENT TO INCENTIVE STOCK OPTION PLAN

         The Company's Incentive Stock Option Plan (the "Incentive Plan") was approved by the Company's Board of Directors and shareholders prior to the Company's initial public stock offering in 1996. The Board of Directors has unanimously adopted a resolution approving and recommending to the shareholders for their approval, an amendment to the Incentive Plan (the "Incentive Plan Amendment") to increase the total number of shares as to which options may be granted under the Incentive Plan.

         A summary of the principal features of the Incentive Plan is provided below, but is qualified in its entirety by reference to the full text of the Incentive Plan. Copies of the Incentive Plan are available upon request directed to Kevin J. Bartczak, Assistant Secretary at the address of the Company as set forth on the first page of this Proxy Statement.

THE INCENTIVE PLAN AMENDMENT; SHARES SUBJECT TO THE INCENTIVE PLAN

         The Incentive Plan currently provides that options may be granted for the purchase of up to a maximum of 1,455,000 shares of Common Stock. As of January 14, 1998, options for an aggregate of only 143,357 shares remained available to be granted under the Incentive Plan. The Incentive Plan is intended as an incentive to attract and retain officers, directors and key employees of the Company and to provide a means by which such persons may acquire or increase their proprietary interest in the success of the Company. The Board of Directors believes that the Incentive Plan has been an effective in accomplishing its intended purpose. In order to further the effectiveness of the Incentive Plan the Board recommends adoption of the Incentive Plan Amendment which would increase the total number of shares which may be subject to options granted over the life of the Plan by 1,500,000 to a maximum of 2,955,000.

         Under the terms of the Incentive Plan, the number of shares available for options and the number of shares subject to any then outstanding option (and the price of the shares under any such outstanding option) shall be adjusted for any increase or decrease in the number of issued shares of the Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding option to terminate; provided, however, that each optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation, to exercise such option, subject to the limitations in such option.

         Except for the increase in the maximum number of shares as to which options maybe granted which is referred to above, none of the present provisions of the Incentive Plan will be changed by the Incentive Plan Amendment. Approval of the Incentive Plan Amendment will constitute shareholders' Incentive Plan as so amended.

ADMINISTRATION

         The Incentive Plan is administered by a committee appointed by the Board of Directors (the "Committee") consisting of two or more members of the Board of Directors. In accordance with the terms of the Incentive Plan, the Committee shall, from time to time at its discretion, consult with management of the Company and make recommendations to the Board of Directors with respect to the officers, directors and key employees who shall be granted options and the amount of stock to be optioned to each. The interpretation and construction by the Committee of any provisions of the Incentive Plan and of any option granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Committee shall be eligible to receive an option under the Incentive Plan while serving as a member of the Committee.

AMENDMENT OF THE INCENTIVE PLAN

         The Incentive Plan may be amended at any time, and from time to time, by the Board of Directors. The Board of Directors may not, however, amend the Incentive Plan without shareholder approval if such amendment would: (i) increase the number of shares subject to the Incentive Plan; (ii) change the designation of the class of employees eligible to receive options; (iii) decrease the price at which options may be granted; (iv) remove administration of the Incentive Plan from the Committee; (v) render any member of the Committee eligible to receive an option under the Incentive Plan which serving thereon; or
(vi) amend the Incentive Plan in any manner that will cause options issued thereunder to fail to meet the requirements of incentive stock options as defined in the Internal Revenue Code.

ELIGIBILITY

         The persons who shall be eligible to receive options under the Incentive Plan shall be officers, directors and key employees of the Company the Board of Directors shall select from time to time from among those nominated by the Committee. No person who is not an employee of the Company at the time of the grant may receive an option under the Incentive Plan. No person shall be eligible to receive an option under the Incentive Plan for a larger number of shares than is recommended for such optionee by the Committee. The approximate number of all officers, directors and key employees of the Company which the Board of Directors believes are eligible to participate in the Incentive Plan is approximately 85 persons, based upon the number of full-time employees, provided that the Committee shall have the discretion to include any other employees whose participation it deems beneficial.

EFFECTIVE DATE AND TERMINATION

         The Incentive Plan was adopted by the Board of Directors on November 23, 1994, was approved by the shareholders and became effective on March 2, 1995. In accordance with its terms, the Incentive Plan will remain in effect until November 22, 2004 unless terminated earlier by the Board of Directors. Termination of the Incentive Plan will not adversely affect any rights under any then outstanding option.

TERMS OF OPTIONS

         Options granted under the Incentive Plan are intended to qualify as incentive stock options under the Internal Revenue Code. Options under the Incentive Plan need not be identical to one another. Options shall be evidenced by agreements in such form as the Committee shall from time to time approve which shall comply with the following terms:

         (i) Number of Shares. Each option shall state the number of shares to which it pertains. If the aggregate fair market value of the shares of stock (determined as of the time of the grant) with respect to which incentive stock options are exercisable for the first time by the optionee in any calendar year (under all plans of the Company) exceeds $100,000 then only the first $100,000 of such shares so purchased will be treated as exercised under the Incentive Plan, and any excess over $100,000 so purchased shall be treated as options which are not incentive stock options.

         (ii) Option Price. Each option shall state the option price, which shall not be less than 100% of the fair market value of the shares of Common Stock on the date of the granting of the option; provided, however, that if the option is granted to an optionee who, at the time of the grant, is the owner (as determined under the Internal Revenue Code) of stock of the Company possessing more than 10% of the total voting power of all classes of stock of the Company (a "more than 10% owner"), then the option price shall be not less than 110% of the fair market value of the fair market value of the shares of Common Stock on the date of the granting of the option.

         (iii) Medium and Time of Payment. The option price shall be payable in cash, or by check, upon the exercise of the option; provided, however, the Board of Directors, in its sole discretion, may accept other forms of payment, including, but not limited to, other stock of the Company then owned by the optionee.

          (iv) Term and Exercise of Options. Each option shall specify the dates upon which it can be exercised and the maximum number of shares that can be purchased on such dates; provided, however, that no option granted to a more than 10% owner shall be exercisable more than five (5) years after the date such option was granted. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee, nor shall any other person acquire any rights therein. In the event an optionee shall voluntarily terminate his employment with the Company such optionee shall have the right to exercise any then exercisable option at any time within five
                   (5) days prior to the date of such termination. In the event of involuntary termination of employment for reasons other than death, any options held by such optionee may be exercised, to the extent otherwise then currently exercisable, within thirty (30) days of the date of such termination. The Board of Directors, in its sole discretion, may redeem any accrued but unexercised option of an optionee whose employment has been terminated by paying such optionee an amount equal to the difference between the option price and the then fair market price of the Common Stock subject to such option. If an optionee shall die while in the employ of the Company and shall not have fully exercised any option, such option shall be exercisable, to the extent otherwise then currently exercisable, at any time within one
                   (1) year after the optionee's death, by the personal representative of the optionee or by the holder thereof who has obtained the same under the applicable laws of descent and distribution.
          (v) Adjustment in Number and Price of Shares; Investment Purpose. The number and price subject to any option shall be adjusted for any increase or decrease in the number of issued shares of the Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. In the event the shares to which an option is applicable are not subject to a then effective registration statement under the Securities Act of 1933, as amended, as a condition of the exercise of the option the Board of Directors must determine that such registration is not required and the optionee must purchase the subject shares for investment purposes, and not for purposes of resale or distribution, and furnish the Company with an investment letter setting forth such investment intent.

AMENDMENT OF OPTIONS

         Subject to the terms and conditions of the Incentive Plan, the Board of Directors may modify, extend or renew outstanding options, or accept the surrender of unexercised options and authorize the granting of new options in substitution therefor; provided, however, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option granted under the Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the federal income tax consequences of the Incentive Plan is intended to be a summary of applicable federal income tax law. State and local tax consequences may differ. Because the federal income tax rules governing options are complex and subject to frequent change, participants are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to an option exercise.

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         Options granted under the Incentive Plan are intended to qualify as incentive stock options under the Internal Revenue Code. In order to qualify as incentive stock options the options granted under the Incentive Plan must comply with the requirements of Section 422 of the Internal Revenue Code.

         An optionee is not taxed upon the grant or exercise of an incentive stock option. The difference between the fair market value of the shares on the exercise date will, however, be an item of adjustment for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon the exercise of an incentive stock option for at least two (2) years following the date of the grant of the option and at least one year following the exercise of the option, the optionee's gain, if any, by a subsequent disposition of such shares will be treated as long-term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If the optionee disposes of shares acquired pursuant to exercise of an incentive stock option before satisfying the one-and-two year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of: (i) the amount realized on disposition less the optionee's adjusted basis in the shares (usually the option exercise price); or
(ii) the difference between the fair market value of the shares on the exercise date and the option price. The balance of the consideration received on such disposition will be long-term capital gain if the shares had been held for at least one year following exercise of the incentive stock option. The Company is not entitled to an income tax deduction on the grant or the exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to an income tax deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

APPROVAL BY SHAREHOLDERS

         The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon is required to approve the Incentive Plan Amendment. Shares of Common Stock that are designated to "abstain" and shares which are subject to broker non-votes with respect to approval of the Incentive Plan Amendment will not be considered as votes cast with respect to approval of the Incentive Plan Amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE INCENTIVE PLAN AMENDMENT.

        PROPOSAL 3: AMENDMENT TO NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN

         The Company's Nonemployee Directors' Stock Option Plan (the "Directors' Plan") was approved by the Company's Board of Directors and shareholders prior to the Company's initial public stock offering in 1996. The Board of Directors has unanimously adopted a resolution approving and recommending to the shareholders for their approval, an amendment to the Directors' Plan (the "Directors Plan Amendment").

         A summary of the principal features of the Directors' Plan is provided below, but is qualified in its entirety by reference to the full text of the Directors' Plan. Copies of the Directors' Plan are available upon request directed to Kevin J. Bartczak, Assistant Secretary, at the address of the Company as set forth on the first page of this Proxy Statement.

THE DIRECTORS' PLAN AMENDMENT; SHARES SUBJECT TO THE DIRECTORS' PLAN

         The Directors' Plan currently provides that options may be granted for the purchase of up to 45,000 shares of Common Stock. As of January 14, 1998, options for an aggregate of only 7,500 shares remained available to be granted under the Directors' Plan. The Directors' Plan is intended as an incentive to attract and retain the services of members of the Board of Directors who are not employees of the Company (or a subsidiary) ("Nonemployee Directors") and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company. The Board of Directors believes that the Directors' Plan has been effective in accomplishing its intended purpose. In order to further the effectiveness of the Directors' Plan, the Board recommends adoption of the Directors' Plan Amendment which would increase the total number of shares which may be subject to options granted over the life of the Plan by 90,000 to a maximum of 135,000.

         In the event of a change in the outstanding shares of Common Stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization or other change in corporate structure, the number and/or type of shares subject to options granted or to be granted under the Directors' Plan shall be adjusted appropriately by the Committee which administers the Directors' Plan (referred to below) to prevent an unfavorable effect upon the value of options granted or to be granted under the Plan.

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





         Except for the increase in the maximum number of shares as to which options may be granted which is referred to above, none of the present provisions of the Directors' Plan will be changed by the Directors' Plan Amendment. Approval of the Directors' Plan Amendment will constitute shareholders' ratification and approval of the Directors' Plan as so amended.

ADMINISTRATION

         The Directors' Plan is administered by a committee appointed by the Board of Directors (the "Committee") consisting of from two (2) to five (5) individuals who are members of the Board. A Nonemployee Director may receive options under the Directors' Plan whether or not such Nonemployee Director also serves as a member of the Committee. As indicated below, options are granted automatically under the Directors' Plan and, therefore, the Committee does not have discretion with respect to the granting of options. If any questions arise concerning the interpretation of the Directors' Plan or any options issued thereunder, they shall be determined by the Committee and such determination shall final.

AMENDMENT OF THE DIRECTORS' PLAN

         The Directors' Plan may be amended from time to time by the Committee; provided, however, that no such amendment shall materially adversely affect or impair any then outstanding option without the consent of the optionee. The approval of the shareholders is required in respect of any amendment which would
(i) increase the maximum number of shares subject to the Directors' Plan; or
(ii) change the designation of persons eligible to receive options under the Directors' Plan.

ELIGIBILITY

         The class of persons eligible to receive options under the Directors' Plan shall be limited to Nonemployee Directors. The Company anticipates that as of the Annual Meeting, the number of Nonemployee Directors that will be eligible to participate in the Directors' Plan will be two (2).

AUTOMATIC GRANTS OF OPTIONS

         Under the terms of the Directors' Plan, options for 7,500 shares (as adjusted for the 3 for 1 stock split on July 25, 1996) were automatically granted to each of the two (2) then Nonemployee Directors in May, 1996 as of the effective date of the Company's registration statement for its initial public offering. Thereafter, automatic grants of options are required under the Directors' Plan as follows:

         (i) an option for 7,500 shares is granted to each Nonemployee Director, other than a Nonemployee Directors who received an option in May, 1996, upon such Nonemployee Director's initial election or appointment as a Nonemployee Director; and

         (ii) an additional option for 7,500 shares is granted to each Nonemployee at each annual meeting of the Board of Directors immediately following the annual meeting of shareholders in each year, commencing in 1997, during the term of the Directors' Plan. If the number of shares remaining available for the grant of options under the Directors' Plan on any such date is insufficient to grant each then Nonemployee Director an option for 7,500 shares, each such Nonemployee Director will receive an option to purchase the number of shares determined by dividing the total number of shares remaining available by the number of then Nonemployee Directors and, if necessary, rounding the number of shares subject to the option being granted down to the nearest whole number.

EFFECTIVE DATE AND TERMINATION

         The Directors' Plan was adopted on March 2, 1995 and except as to the extent necessary to govern outstanding options, the Directors' Plan shall terminate on, and no additional options shall be granted after March 1, 2005 unless sooner terminated by the Committee. No such termination by the Committee shall materially adversely affect or impair any then outstanding option without the consent of the optionee.

TERMS OF OPTIONS

         Options granted under the Directors' Plan are "nonqualified options" (i.e., options that do not qualify as incentive stock options under the Internal Revenue Code). As set forth above, options are granted automatically under the Directors' Plan, subject to the availability of share under the Plan. Options shall be evidenced by agreements which shall include the following terms:

          (i) Number of Shares. Each option shall state the number of shares to which it pertains.
          (ii) Option Price. Each option shall state the option price, which shall be 100% of the fair market value of the shares of Common Stock on the date of the granting of the option.

         (iii) Medium and Time of Payment. The option price shall be paid upon the exercise of the option (x) in full by cash or by check, (y) by delivery of shares of Common Stock then owned by the optionee at the then fair market value of such shares, or
                  (z) by a combination of (x) and (y).

          (iv) Term and Exercise. Each option shall be for a term commencing on the date of the grant and, unless sooner terminated as hereinafter set forth, shall expire ten years after the date of the grant. In the event an optionee shall cease to be a director of the Company for any reason other than death or disability, the option shall terminate on the earlier to occur of (y) the later of ninety (90) days after the date of termination of service or ninety (90) days after such optionee's last purchase or sale of shares of Common Stock or (z) the expiration date of the option. If the optionee shall die or become disabled within the meaning of the Internal Revenue Code while still serving as a director or prior to the termination of the option in accordance with the preceding sentence, the option shall terminate on the first anniversary of the participant's death or disability, as the case may be. In the event of an optionee's death, the option may be exercised by the personal representative of the optionee or by the holder thereof who has obtained the same under the applicable laws of descent and distribution.
          (v)      Adjustment in Number and Price of Shares; Investment Purpose.
                   The number and/or type of shares subject to any option
                   granted under the Directors' Plan shall be adjusted appropriately by the Committee to prevent an unfavorable effect upon the value of option in the event of a change in the outstanding shares of Common Stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization or other change in corporate structure. In the event the shares to which an option is applicable are not subject to a then effective registration statement under the Securities Act of 1933, as amended, as a condition of the exercise of the option the Board of Directors must determine that such registration is not required and the optionee must purchase the subject shares for investment purposes, and not for purposes of resale or distribution, and furnish the Company with an investment letter setting forth such investment intent.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the federal income tax consequences of the Directors' Plan is intended to be a summary of applicable federal income tax law. State and local tax consequences may differ. Because the federal income tax rules governing options are complex and subject to frequent change, participants are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to an option exercise.

         Options granted under the Directors' Plan are nonqualified options and, therefore, are not subject to the tax treatment outlined elsewhere in this Proxy Statement as applicable to incentive stock options.

         An optionee is not taxed on the grant of a nonqualified option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of the exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee of the ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following the exercise. The Company does not receive an income tax deduction for this gain.

APPROVAL BY SHAREHOLDERS

         The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon is required to approve the Directors' Plan Amendment. Shares of Common Stock that are designated to "abstain" and shares which are subject to broker non-votes with respect to approval of the Directors' Plan Amendment will not be considered as votes cast with respect to approval of the Directors' Plan Amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE DIRECTORS' PLAN AMENDMENT.

                   INFORMATION CONCERNING INDEPENDENT AUDITORS

         The Company has selected the firm of KPMG Peat Marwick LLP to serve as the independent auditors for the Company for the current fiscal year ending September 30, 1998. That firm served as the Company's independent auditors for its fiscal year ended September 30, 1997. Representatives of KPMG Peat Marwick LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at the next annual meeting of shareholders, to be held in 1999, must be received by the Company at 1615A West Nasa Boulevard, Melbourne, Florida 32901, Attention: Secretary by September 30, 1998 to be included in the proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

         The Board of Directors is aware of no other matters that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report for the fiscal year ended September 30, 1997 accompanies this Proxy Statement. Additional copies may be obtained by writing to Kevin J. Bartczak, Chief Financial Officer, at 1615A West Nasa Boulevard, Melbourne, Florida 32901.

                                             By Order of the Board of Directors,

                                             William R. Craven
                                             Secretary
Dated:   Melbourne, Florida
         January 28, 1998

                                 APPENDIX I

                     PROXY PARAVANT COMPUTER SYSTEMS, INC.

  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PARAVANT COMPUTER SYSTEMS, INC.
             FOR THE ANNUAL MEETING OF SHAREHOLDERS--MARCH 12, 1998

     The undersigned hereby appoints Richard P. McNeight, William R. Craven and Kevin J. Bartczak, and each of them, as Proxies, each with full power of substitution and resubstitution, to represent and to vote, as designated below, all shares of Common Stock of Paravant Computer Systems, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Melbourne Beach Hilton Oceanfront Hotel, 3003 U.S. Highway A1A, Indialantic, Florida 32903 at 10:00 A.M. (local time) on March 12, 1998, and at any adjournment or postponement thereof.

1.   Election of Directors

[ ]FOR all nominees listed below   [ ]WITHHOLD APPROVAL to vote for all nominees
    (except as marked to the contrary below)        listed below

     Krishan K. Joshi, Richard P. McNeight, William R. Craven, Michael F. Maguire and John P. Singleton.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

 ------------------------------------------------------------------------------
2.   Approval of an amendment to the Company's Incentive Stock Option Plan:
               [ ]FOR                    [ ]AGAINST                 [ ]ABSTAIN

3. Approval of an amendment to the Company's Nonemployee Directors' Stock Option Plan:
               [ ]FOR                    [ ]AGAINST                 [ ]ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

         IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

      TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

                                                Please sign exactly as name
                                                appears at left. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give your full
                                                title as such. If a corporation,
                                                please sign in full corporate
                                                name by president or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

                                                Date:
                                                     --------------------------

                                                Signature
                                                         ----------------------

                                                Signature
                                                         ----------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.